UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003 (July 29, 2003)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On July 29, 2003, National Health Realty, Inc. made its second quarter earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: July 30, 2003

Exhibit Index

Number	Exhibit
99	Press release, dated July 29, 2003.

EXHIBIT 99

For Release July 29, 2003

Contact: Gerald Coggin, VP Investor Relations

Phone: (615) 890-2020 ext. 1221

NHR reports second quarter results

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term health care investments, announced funds from operations for the quarter ended June 30 of $4,008,000 or 42 cents basic and 41 cents diluted compared to $4,326,000 or 45 cents basic and 44 cents diluted, last year.

For the quarter ended June 30, net income was $2,599,000 or 27 cents basic and diluted, compared to $2,815,000, or 29 cents basic and diluted, last year. Revenues for the quarter totaled $5,934,000 compared to $6,125,000 in 2002.

For the six months ended June 30, net income was $5,340,000 compared to $4,952,000 for the same period last year. Net income per share was 56 cents basic and 55 cents diluted compared to 52 cents basic and 51 cents diluted last year. Funds from operations per share were 85 cents basic and 84 cents diluted compared to 93 cents basic and 91 cents diluted in 2002. Revenues for the six months totaled $11,980,000 compared to $12,302,000 in the prior year.

The decrease in mortgage interest income is due to the prepayment of $10,700,000 of mortgages receivable in December 2002 and to the regular monthly amortization of principal amounts receivable. Interest expense increased due primarily to the recognition of interest expense on our $15,700,000 obligation, which started in December 2002. Our diluted FFO to dividend payout ratio continues at a conservative 81%.

NHR's credit facility, which matures December 31, 2003, had a balance of $56,907,000 at June 30. Management is currently in discussion with its bank group to extend the maturity date. Although there can be no assurance of success, based on these discussions, management is reasonably optimistic that the credit facility will be extended.

NHR owns the real property of 19 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $64.2 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.

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Page 2 NHR earnings

Condensed Statements of Income
(in thousands except share and per	Three Months Ended June	Six Months Ended June 30
	2003	2002	2003	2002
Revenues:
Rental income	$4,244	$4,178	$8,602	$8,411
Mortgage interest income	1,584	1,935	3,168	3,866
Investment interest and other	106	12	210	25
	5,934	6,125	11,980	12,302
Expenses:
Interest	1,085	823	2,134	1,695
Depreciation of real estate	1,589	1,702	3,179	3,403
Amortization of loan and	119	223	235	235
Loan loss	---	---	---	1,000
General and administrative	213	204	416	389
	3,006	2,952	5,964	6,722

Net income before minority interest in
subsidiaries	2,928	3,173	6,016	5,580
Minority interest in consolidated	329	358	676	628
Net Income	$2,599	$2,815	$5,340	$4,952

Net income per common share:
Basic	$.27	$.29	$.56	$.52
Diluted	$.27	$.29	$.55	$.51

Funds from operations
Basic	$4,008	$4,326	$8,159	$8,858
Diluted	$4,008	$4,326	$8,159	$8,858

Funds from operations per share
Basic	$.42	$.45	$.85	$.93
Diluted	$.41	$.44	$.84	$.91

Weighted average common shares
Basic	9,570,323	9,570,323	9,570,323	9,570,323
Diluted	9,744,245	9,790,054	9,738,749	9,783,801

Common dividends declared	$.3325	$.3325	$.6650	$.6650

Balance Sheet Data	June 30	Decembe
(in thousands)	2003	2002
Real estate properties, net	$138,759	$138,963
Mortgages receivable	64,217	65,562
Long-term debt	79,812	79,488
Stockholder's equity	$113,983	$114,476

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Page 3 NHR earnings

Reconciliation of Funds from Operations(1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended	Six Months Ended
June 30	June 30
(in thousands)	2003	2002	2003	2002

Net income applicable to common stockholders	$2,928	$3,173	$6,016	$5,580
Adjustments:
Real estate depreciation	1,589	1,702	3,179	3,403
Impairment losses related to depreciable property	---	---	---	1,000
Adjustment for minority interest-affiliates	(509)	(549)	(1,036)	(1,125)
Funds from operations applicable to common stockholders	$4,008	$4,326	$8,159	$8,858

Basic funds from operations per share	$.42	$.45	$.85	$.93
Diluted funds from operations per share	$.41	$.44	$.84	$.91

Weighted average shares:
Basic	9,570,323	9,570,323	9,570,323	9,570,323
Diluted	9,744,245	9,790,054	9,738,749	9,783,801

(1)We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

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Page 4 NHR Earnings

National Health Realty, Inc. Portfolio Summary June 30, 2003

Portfolio Summary	Investment Percentage
	Properties	Investment
Equity Ownership	26	135,759,000	68%
Mortgage Loan Receivables	16	64,217,000	32%
Total Real Estate Portfolio	42	199,976,000	100%

Equity Ownership	Properties	Beds	Investments

Nursing Homes	19	2,277	$85,446,000
Assisted Living	6	488	35,119,000
Retirement Homes	1	58	15,194,000
	26	2,823	$135,759,000

Mortgage Loan Receivables	Properties	Beds	Investment

Nursing Homes	16	2,537	$64,217,000

Summary of Facilities by Type:	Properties	Percentage of Total Dollars	Total Dollars

Nursing Homes	35	74.84%	$149,663,000
Assisted Living	6	17.56%	35,119,000
Retirement Homes	1	7.60%	15,194,000
	42	100.00%	$199,976,000

						Percent
			Asst.	Retire-	Investment
		LTC
1	Florida	22	3		118,770,000	59.39%
2	Tennessee	2	2	1	36,845,000	18.42%
3	South Carolina	7			31,598,000	15.80%
4	Indiana	3			5,890,000	2.95%
5	Alabama		1		4,100,000	2.05%
6	Missouri	1			2,736,000	1.39%
		35	6	1	199,976,000	100.00%